Exhibit 12.1

May 22, 2026

Tranquil Healthcare Fund I, LLC

18200 Von Karman Ave., Suite 850

Irvine, CA 92612

Re: Tranquil Healthcare Fund I, LLC Offering Statement on Form 1-A

Ladies and Gentlemen,

We have acted as special counsel to Tranquil Healthcare Fund I, LLC (the “Company”), a limited liability company organized under the laws of the State of Delaware, in connection with the filing of an offering statement on Form 1-A (the “Offering Statement”) under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) relating to the proposed offering by the Company (the “Offering”) of up to (i) 5,000,000 Class A Preferred Shares, which represents a Class A Preferred limited liability interest (the “Preferred Shares”), and (ii) 500,000 Preferred Shares (“Incentive Shares”) issuable to certain purchasers as a bonus for purchasers purchasing at least 10,000 Preferred Shares in a closing. Collectively, the Preferred Shares and Incentive Shares are referred to herein collectively, as the “Securities”.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of :

1.	the Company’s Certificate of Formation, as filed with the Secretary of State of the State of Delaware on March 3, 2026;
2.	the Company’s Operating Agreement, in the form filed as Exhibit 2.2 to the Offering Statement, filed with the Commission on May 21, 2026;
3.	the form of Subscription Agreement for the Preferred Shares, in the form filed as Exhibit 4.1 to the Offering Statement, filed with the Commission on March 16, 2026; and
4.	Resolutions of the Manager of the Company approving the transactions contemplated by the Offering Statement dated March 16, 2026 and May 21, 2026.

We have also examined such other certificates of public officials, such certificates of executive officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinion hereafter set forth.

In such examination, we have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects.  As to all questions of fact material to this opinion, we have relied solely upon the above-referenced certificates or comparable documents and other documents delivered pursuant thereto, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Based on the foregoing and on such legal considerations as we deem relevant, assuming that the Offering Statement has been qualified by the Commission, and that the Securities are issued and sold in accordance with the terms and conditions described therein, we are of the opinion that:

(i)	the Preferred Shares, when issued and delivered against payment therefor as described in the Offering Statement, will be validly issued, fully paid and non-assessable and

(ii)	the Incentive Shares, when issued and delivered as described in the Offering Statement, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Delaware and we do not express any opinion herein concerning any other law.

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The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change.  Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of this letter as an exhibit to the Offering Statement and to any and all references to our firm in the offering circular that is a part of the Offering Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Very truly yours,

SILVESTRE LAW GROUP, P.C.

By:	/s/ Raul Silvestre
Raul Silvestre, Managing Partner

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